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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2005 (March 17, 2005)

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FIRST FARMERS AND MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	0-10972	62-1148660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
816 South Garden Street Columbia, Tennessee	38402-1148
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (931) 388-3145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

     Item 8.01.  Other Events.

            On March 17, 2005, First Farmers and Merchants Corporation issued a press release announcing that its wholly-owned subsidiary, First Farmers and Merchants National Bank, has filed an application to convert the Bank from a national banking association to a Tennessee state chartered bank. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Section 9 - Financial Statements and Exhibits

      Item 9.01  Financial Statements and Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits.

Exhibit 99.1      Press Release issued on March 17, 2005 by First Farmers and Merchants Corporation

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

Date:  March 21, 2005                           By:       /s/ T. Randy Stevens

                                                                        T. Randy Stevens

                                                                        President and Chief Executive Officer

                                                            By:       /s/ Patricia N. McClanahan

                                                                        Patricia N. McClanahan

                                                                        Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued on March 17, 2005 by First Farmers and Merchants Corporation

EXHIBIT 99.1

INFORMATION FOR RELEASE                                                         Contact:              Jeff Bradford

                                                                                                                                      615-312-7220

            COLUMBIA, Tenn., March 17, 2005 - First Farmers and Merchants National Bank of Columbia, a wholly owned subsidiary of First Farmers and Merchants Corporation, has filed an application with the Tennessee Department of Financial Institutions to convert the bank from a national banking association to a Tennessee state chartered bank.  The bank will also apply to remain a member of the Federal Reserve System following the conversion.

The proposed conversion will not affect the current business or operations of the bank, which will continue offering all of its present products and services and operating all of its existing branches and other locations.  Following the conversion, it is expected that the bank's name will change to First Farmers and Merchants Bank.  The bank's parent company, First Farmers and Merchants Corporation, will not be affected by the change.

T. Randy Stevens, the bank's president and chief executive officer, noted that the conversion will return the bank to its original roots.  "The bank was originally established as a Tennessee state bank in 1909 and subsequently obtained a national charter in 1954," said Mr. Stevens.  "The Board believes that our customers and shareholders would now be best served by operating as a state chartered bank.  We look forward to a close working relationship with Commissioner Lavender and his staff through the conversion process and beyond."

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," "could" or "intend."  We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Founded in 1909, First Farmers and Merchants National Bank is one of the largest independent banks in Tennessee with total assets of over $825 million, as well as more than $2 billion in assets held by its Trust Department.  Headquartered in Columbia, the bank operates over 20 offices in a six-county area that includes Lawrence, Maury, Marshall, Hickman, Dickson and Giles counties.  It is distinguished by its commitment to traditional, personal banking relationships that incorporate state-of-the-art technology to provide the highest possible level of service.